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                                                                     Exh. 3.2

                           ARTICLES OF AMENDMENT OF
                         ARTICLES OF INCORPORATION OF
                         ADVANCED LIFE SCIENCES, INC.

Article 4 of the Articles of Incorporation of Advanced Life Sciences, Inc. is amended so that, as amended, Article 4 shall read in its entirety as follows:

     PARAGRAPH 1: Authorized Shares, Issued Shares and Consideration Received:

          CLASS               PAR VALUE          NO. SHARES AUTHORIZED
          -----               ---------          ---------------------

     Common Stock             no par             1,000,000

     Preferred Stock          no par             1,000,000

     PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

     A.      7% CUMULATIVE PREFERRED STOCK

     1. DESIGNATION AND AMOUNT. This resolution shall provide for a single series of preferred stock which shall earn a 7.0% per annum cumulative dividend ("7% CUMULATIVE PREFERRED"). The number of authorized shares constituting this 7% Cumulative Preferred series ("SERIES A") is 250,000. Shares of Series A shall have no par value. The number of authorized shares of Series A may be reduced, but not below the number of shares outstanding, by further resolution adopted by the Board of Directors and by filling out a certificate pursuant to the Illinois Business Corporation Act stating that such reduction has been so authorized; however, the number of authorized shares of Series A shall not be increased.

     2.     DIVIDENDS.

                 (a) The holders of Series A shall be entitled to receive dividends payable in cash at a rate of 7.0% per annum per share on the amount of liquidation preference of the shares. Such dividend shall be cumulative from the date of original issue of such shares, and shall be payable, when, as and if declared by the Board of Directors, out of funds legally available for such purpose, on the last calendar day of March, June, September and December of each year, except that if such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday.

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          (b) Each dividend on shares of Series A shall be paid to the holders of record of such shares as they appear on the stock transfer books of the Company on such record date, not to exceed 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends in arrears for any past dividend period or any part thereof may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not to exceed 45 days preceding the payment thereof, as may be fixed by the Board of Directors.

          (c) Except as hereinafter provided, no dividends shall be declared or paid or set apart for the payment on any series of preferred stock ranking, as to dividends, on parity with or junior to this Series A for any period unless and until full cumulative dividends have been or contemporaneously are declared and paid on this Series A for all past dividend periods. When dividends are not paid in full, upon the shares of this Series A and any other preferred stock ranking on a parity as to dividends with this Series A, all dividends declared upon shares of this Series A and any other preferred stock ranking on a parity as to dividends with this Series A shall be declared pro rata so that the amount of the dividends per share of this Series A and such other preferred stock shall in all cases bear to each other the same ratio that the accrued dividends per share on the shares of this Series A and such other preferred stock bear to each other. Holders of this Series A shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series A. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series A which may be in arrears.

          (d) So long as any shares of Series A are outstanding, no dividend (other than a dividend in common stock or in any other stock of the Company ranking junior to this Series A as to dividends and upon liquidation and other than as provided in Section 2(c)) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or any other stock of the Company ranking junior to or on parity with this Series A as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sink fund for the redemption of any shares of such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to this Series A as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series A shall have been paid or contemporaneously are declared and paid for all past dividend periods.

          (e) Dividends payable on this Series A for each full quarterly

                                      (2)
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     dividend period shall be computed by dividing the annual dividend rate by four and multiplying by the liquidation preference of $10.00 per share. Dividends payable on this Series A for any period shorter or longer than a full quarterly dividend period, including the initial dividend period, shall be computed on the basis of a 360-day year of twelve 30-day months.

3. VOTING. The shares of this Series A shall not have any voting powers, either general or specific, except that:

          (a) Unless the vote or consent of a greater number of shares shall then be required by law, the consent of the holders of a simple majority of all the shares of this Series A at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series A shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Company's Articles of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation and Terms or any similar document relating to any series of preferred stock) so as to affect adversely the powers, preferences, or rights of this Series A. The increase of the authorized amount of preferred stock, or the creation or authorization of any shares of any other class of stock of the Company ranking prior to or on parity with the shares of this Series A as to dividends or upon liquidation, or the reclassification of any authorized stock of the Company into such parity shares, or the creation or authorization of any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares shall not be deemed to affect adversely the powers, preferences or rights of this Series A.

          (b) Unless the vote or consent of a greater number of shares shall then be required by law, the consent of the holders of a simple majority of all the shares of this Series A and all other series of preferred stock ranking on a parity with shares of this Series A, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series A and such other series of preferred stock shall vote together as a single class without regard to series, shall be necessary for authorization, effecting or validating the issuance of any shares of any class of stock of the Company ranking prior to the shares of this Series A as to dividend or upon liquidation, or the reclassification of any outstanding stock of the Company into such prior shares, or the issuance of any obligation or security convertible into or evidencing the right to purchase any such prior

                                      (3)

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     shares.

           (c) Unless the vote or consent of a greater number of shares shall then be required by law, the consent of the holders of a simple majority of all the shares of this Series A and all other series of preferred stock ranking on a parity with shares of this Series A, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series A and such other series of preferred stock shall vote together as a single class without regard to series, shall be necessary for authorization, effecting or validating the merger or consolidation of the Company into or with any other corporation if such merger would adversely affect the powers, preferences or rights of this Series A or such other series of preferred stock or if, after such merger or consolidation, there shall be outstanding any shares of any class of stock ranking prior to the shares of this Series A as to dividends or upon liquidation or any obligation or security convertible into or evidencing the right to dividends or upon liquidation or any obligation or security convertible into or evidencing the right to purchase any such prior shares (except such stock, securities or obligations of the Company as may have been outstanding immediately preceding such merger or consolidation).

4.    LIQUIDATION RIGHTS.

           (a) Upon the dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of this Series A shall be entitled to receive out of the assets of the Company available for distribution to the shareholders, before any payment or distribution shall be made on any class of the common stock of the Company or on any other class of stock ranking junior to the preferred stock upon liquidation, a liquidation preference of $10.00, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

           (b) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company nor the merger or consolidation of the Company into or with any other corporation or other business entity or association or the merger of any other corporation or other business entity or association into or with the Company, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 4.

5. RANKING. For purposes of this resolution, any stock of any class or classes of

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the Company shall be deemed to rank:

           (a) prior to shares of the Series A, either as to dividends or upon liquidation, if the holders of such a class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of this Series A;

           (b) on a parity with the Series A, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series A, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, as the case may be, in proportion of their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series A; and

           (c) junior to shares of this Series A, either as to dividends or upon liquidation, if such class or classes shall be any class of common stock of the Company or if the holders of shares of this Series A shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or classes.

6. DETERMINATION OF THE BOARD OF DIRECTORS. Any determination made by the Board of Directors of the Company under any provision of this resolution shall be final and binding on all shareholders (including holders of shares of this Series A) of the Company.

7. DEFINITION. Unless otherwise defined herein, the following terms shall have the following meanings in this subparagraph A:

      "Articles of Incorporation" means the Company's Articles of Incorporation, as amended, supplemented or otherwise modified from time to time.

      "Board of Directors" means, at any time, the duly elected or acting board of directors (or duly authorized committee thereof) of the Company.

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